Exhibit 10.6

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(1)	The University of Leicester
(2)	AmpliPhi Biosciences Corporation

Licence

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

CONTENTs

1	Interpretation and Defined Terms in this Agreement	3
2	Grant of rights	5
3	Know-how and confidentiality	7
4	Payments	8
5	Commercialisation obligations and reports	10
6	Intellectual property	10
7	Warranties and liability	11
8	Insurance	12
9	Duration and termination	13
10	Force majeure	14
11	No partnership	14
12	Further assurance	14
13	Publicity and trade marks	14
14	Third Party Rights	15
15	Entire Agreement	15
16	Assignment	15
17	Variation	15
18	Severability	15
19	Waiver	15
20	Notices	15
21	Disputes	16
22	Governing Law	16
Schedule 1		17
Schedule 2		18
Schedule 3		19

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

LICENCE

(the ‘Agreement’) dated 5th September 2013

Between:

(1)	The University of Leicester of University Road, Leicester, LE1 7RH, United Kingdom (“Leicester”); and

(2)	AmpliPhi Bioscience Corporation, having offices at A.B.N. 51 102 575 511, PO Box 421, Brookvale NSW 2100 Australia, Colworth Science Park, Sharnbrook Bedfordshire, MK44 1LQ, United Kingdom and the Virginia Biotech Park, 800 Leigh St Richmond VA USA (“AmpliPhi”).

Each a ‘Party’ and together the ‘Parties’.

INTRODUCTION

(A)	AmpliPhi wishes to acquire rights under the Patents (listed in Schedule 1) and to use the Materials and the Know-how (listed in Schedule 2) for the development and commercialisation of Licensed Products in the Field and in the Territory, in accordance with the provisions of this Agreement.

(B)	Leicester is willing to grant such rights under the terms of this Agreement.

Agreed

1	Interpretation and Defined Terms in this Agreement

1.1	In this Agreement, the terms set out below will have the following meanings:-

1.1.1	‘Anniversary’ means each anniversary of the Commencement Date.

1.1.2	‘Background IP’ means all IP, Materials and Know-how in the Field in Dr Martha Clokies’ possession prior to the 24th April 2013, which is the date of commencement of the collaborative research programme between Leicester and AmpliPhi.

1.1.3	‘Commencement Date’ means the date of the last signature on this Agreement.

1.1.4	‘Competing Product’ means a phage-based therapeutic for treating Clostridium difficile (C. difficile) infection or carriage in humans and animals developed by a third party or parties.

1.1.5	‘Confidential Information’ means any and all information disclosed under this Agreement by one Party (‘Disclosing Party’) to the other (‘Recipient Party’).

1.1.6	‘Export Control Regulations’ means any United Nations trade sanctions or EU or UK legislation or regulation, from time to time in force, which impose arms embargoes or control the export of goods, technology or software, including weapons of mass destruction and arms, military, paramilitary and security equipment and dual-use items (items designed for civil use but which can be used for military purposes) and certain drugs and chemicals.

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

1.1.7	‘Field’ means phage-based therapeutics for treating C. difficile infection or carriage in humans and animals.

1.1.8	‘Intellectual Property Rights’ and ‘IP’ means all Patents, registered designs, trademarks and service marks (whether registered or not), copyright, database rights, plant breeders rights, design right, materials, know-how, information and all similar property including that subsisting (in any part of the world) in inventions, designs, performances, computer programs, semiconductor topographies, confidential information, business names, goodwill and the styles of presentation of goods or services and in applications for protection of them in any jurisdiction;

1.1.9	‘Inventor’ means Dr Martha Clokie, an employee of Leicester, in whose laboratory the IP, Materials and Know-how were invented.

1.1.10	‘Know-how’ means technical information in the Field including that set out in Schedule 2 or developed by and under the supervision of the Inventor and relating directly to the inventions claimed in the Patents and including information on the isolation, propagation, storage and characterisation of C. difficile specific bacteriophages and C. difficile strains (both laboratory and clinical isolates) relevant to the Materials.

1.1.11	‘Licensed Products’ means any product, process or use which AmpliPhi or its Sub-licensees manufactures, sells, licenses, or makes available and which incorporates, or their development makes use of, any of the Licensed Technology.

1.1.12	‘Licensed Technology’ means the Patents, the Materials and the Know-how.

1.1.13	‘Materials’ means the bacteriophage specific for C. difficile and the C. difficile host strains (as defined in Schedule 2) and any modifications, modified derivatives or usage products.

1.1.14	‘Net Sales Value’ means the price of Licensed Products invoiced in arm’s length transactions to independent third parties without deduction of any commission paid to a third party but less, provided the amounts are separately charged on the relevant invoice, any costs of packaging, insurance, carriage and freight, value added tax or other sales tax, import duties or similar government levies, rebates, discounts and amounts reserved for returns. Consideration that is received in a form other than money shall be valued at the fair market value thereof, as determined by AmpliPhi in good faith.

1.1.15	‘Patents’ means any and all of the patents and patent applications referred to in Schedule 1 together with any continuations, continuations in part, extensions, reissues, divisions and supplementary protection certificates that derive priority from them and any additional patents filed and added to Schedule 1 as a result of additions, agreed between the Parties, of Materials from Schedule 2 for possible development into Licensed Products.

1.1.16	‘Sub-licensee’ means any third party who has been granted a sub-licence by AmpliPhi of its rights under this Agreement in accordance with Clause 2.2.

1.1.17	‘Sub-licence Revenue’ means any non-royalty payments received from a Sub-licensee in consideration for the grant of a sub-licence. For clarity, Sub-licence Revenue will exclude reimbursement or pre-payment for research and development expenses and the purchase price of AmpliPhi securities at fair market value.

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

1.1.18	‘Term’ means the period specified in Clause 9.1.

1.1.19	‘Territory’ means worldwide.

1.1.20	‘Year’ means each year of the Agreement, with the first Year commencing on the Commencement Date up to but not including the first Anniversary and the second Year commencing on the first Anniversary and continuing up to but not including the second Anniversary, and so forth.

1.1.21	‘Valid Claim’ means a claim of a Patent, which claim has not been finally abandoned or finally rejected or is issued and unexpired and has not been found to be unpatentable, invalid or unenforceable by a court or other authority having jurisdiction, from which decision no appeal is taken, shall be taken or can be taken.

1.2	In this Agreement (except where the context otherwise requires):

1.2.1	the Clause headings are included for convenience only and will not affect the interpretation of this Agreement;

1.2.2	any reference to ‘including’ in this Agreement in the context of a list or description of items shall be construed as meaning ‘including without limiting the generality of the foregoing’, such that the items following are merely examples of items which are included and/or items which are identified as being included for the avoidance of any doubt as to their inclusion, and such items are not descriptive of the class of items which may be included;

1.2.3	any reference to “persons” includes natural persons, firms, partnerships, companies and associations (in each case whether or not having separate legal personality);

1.2.4	any reference to a statute, statutory provision or subordinate legislation (“legislation”) will be construed as referring to such legislation as amended and in force from time to time and to any legislation which re-enacts or consolidates (with or without modification) any such legislation;

1.2.5	references to the singular include the plural and vice versa; and

1.2.6	words denoting a gender shall include all genders.

1.3	The Schedules form part of this Agreement. If a provision of a Schedule is inconsistent with a provision of this Agreement, the terms of the Agreement will take precedence.

2	Grant of rights

2.1	Leicester grants to AmpliPhi subject to the provisions of this Agreement:

2.1.1	an exclusive licence under the Patents, with the right to sub-license, subject to Clause 2.2 below, to research, develop, manufacture, have manufactured, use and sell Licensed Products only in the Field in the Territory;

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

2.1.2	a non-exclusive licence to use the Know-how, with the right to sub-license, subject to Clause 2.2 below, to research, develop, manufacture, have manufactured, use and sell Licensed Products only in the Field in the Territory; and

2.1.3	an exclusive licence to use the Materials with the right to sub-license, subject to Clause 2.2 below, to research, develop, manufacture, have manufactured, use and sell Licensed Products only in the Field in the Territory.

2.2	AmpliPhi will be entitled to grant sub-licences of its rights under this Agreement to any person, provided that:

2.2.1	for any sub-licence granted during the term of the Collaboration Agreement between Leicester and AmpliPhi dated June 11th, 2013, or the Collaboration Agreement among Leicester, AmpliPhi and the University of Glasgow dated July 25th, 2013, the prior written consent of Leicester has been given, such consent not to be unreasonably withheld or delayed;

2.2.2	for any sub-licence granted after termination or expiration of the Collaboration Agreements referred to in Clause 2.2.1, AmpliPhi will inform Leicester of the terms of any sub-licence agreement at least two weeks before execution of any agreement;

2.2.3	payments are made to Leicester in accordance with Clauses 4.4 and 4.5;

2.2.4	all payments or consideration from the Sub-licensee to AmpliPhi for the grant of the sub-licence will consist of consideration at the level which would be agreed in arms’ length transactions between independent third parties;

2.2.5	any sub-licence will include commercially reasonable milestone payments and royalties consistent with the phase of development as determined by AmpliPhi;

2.2.6	the sub-licence will include obligations on the Sub-licensee which are equivalent to the obligations of AmpliPhi under Clauses 3, 7, 8, 9 and 13.2 of this Agreement;

2.2.7	within 30 days of the grant of any sub-licence, AmpliPhi will provide to Leicester a true copy of it, redacted for any confidential information not material to this Agreement; and

2.2.8	AmpliPhi will be responsible for any breach of the sub-licence by the Sub-licensee, as if the breach had been that of AmpliPhi under this Agreement, and AmpliPhi will indemnify Leicester against any loss, damages, costs, claims or expenses which are awarded against or suffered by Leicester as a result of any such breach by the Sub-licensee.

2.3	Leicester reserves for itself a non-exclusive right to use and to license other academic institutions to use the Patents, Materials and Know-how in the Field for the purposes of publication, non-commercial academic research and teaching.

2.4	No licence is granted by Leicester to AmpliPhi other than the licence(s) expressly granted by the provisions of this Clause 2.

2.5	Leicester hereby grants to AmpliPhi an option, exercisable within twelve (12) months of the Commencement Date, to acquire a non-exclusive licence for use of the Patents, Materials and Know-how in the field of Diagnostics. Should AmpliPhi wish to exercise such option, the Parties shall negotiate in good faith, the terms of a non-exclusive licence.

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

3	Know-how and confidentiality

3.1	AmpliPhi undertakes that for a period of fifteen (15) years or for five (5) years after the termination or expiration of the Term, whichever comes earlier, it will protect the Know-how as Confidential Information and will not use the Know-how for any purpose except as expressly licensed in accordance with the provisions of this Agreement.

3.2	Confidential Information disclosed by one Party (“Disclosing Party”) to the other Party (“Recipient Party”) under this Agreement may be disclosed by the Recipient Party to:

3.2.1	employees, officers, directors, auditors, or subcontractors of the Recipient Party requiring the Confidential Information solely for the purposes of this Agreement;

3.2.2	to Sub-licensees in so far as the Sub-licensees require the Confidential Information for the use, manufacture or sale of Licensed Products.

3.3	Confidential Information may not be used by the Recipient Party for any purpose other than the performance of the Recipient Party’s obligations or the exercise of the Recipient Party’s rights under this Agreement.

3.4	The Recipient Party disclosing Confidential Information under Clause 3.2 will use all reasonable endeavours to ensure that persons receiving Confidential Information:

3.4.1	do not disclose or use the Confidential Information except as permitted in Clauses 3.2 and 3.3; and

3.4.2	sign a written confidentiality agreement with terms at least as restrictive as those binding the Recipient Party.

3.5	The obligations in Clauses 3.2, 3.3 and 3.4 shall not apply or shall cease to apply to Confidential Information which:

3.5.1	has been received from a third party who is not bound by an obligation of confidentiality to the Disclosing Party;

3.5.2	was already in the Recipient Party’s possession prior to its acquisition from the Disclosing Party as evidenced by written records;

3.5.3	was independently generated by the Recipient Party as evidenced by written records;

3.5.4	is in or comes into the public domain other than by reason of a breach of this Agreement;

3.5.5	is required to be disclosed by law or a court or other competent authority; or

3.5.6	is disclosed with prior written consent of the Disclosing Party.

3.6	The Recipient Party must return to the Disclosing Party all documents or other materials containing or referring to Confidential Information which is in its possession, power or control or in the possession, power or control of persons who have received Confidential Information from it under Clause 3.2 at any time if requested to do so by the Disclosing Party.

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

3.7	The provisions of Clauses 3.2, 3.3, 3.4, 3.5 and 3.6 will survive for five years after the expiry or earlier termination (for whatever reason) of this Agreement.

4	Payments

4.1	AmpliPhi will:

4.1.1	pay to Leicester the non-refundable, non-deductible sum of [*****] on the Commencement Date as an up-front signing fee;

4.1.2	reimburse Leicester for all costs actually incurred by Leicester for the drafting and filing of the PCT application and all future patent prosecution costs incurred by Leicester relating to the Patents.

4.2	AmpliPhi will pay Leicester the milestone payment(s) set out in the table below, in each case for the first Licensed Product to attain such milestone:

Milestone	Payment (£)
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]

For clarity, milestone payments will be due only once for the first Licensed Product to attain such milestone, regardless of how many other Licensed Products attain such milestones.

4.3	AmpliPhi will pay Leicester a royalty equal to:

4.3.1	[*****]for each Licensed Product sold by AmpliPhi

4.3.1.1	in jurisdictions where the Licensed Products are covered by a Valid Claim under the Patents

4.3.1.2	in jurisdictions where there is no patent coverage and no Competing Product being sold, but in at least one other jurisdiction from among the following list: United States, United Kingdom, France, Spain, Germany, Italy, Japan, China, Australia, Licensed Products are covered by a Valid Claim under the Patents;

4.3.2	[*****] for each Licensed Product sold by Ampliphi not covered by the provisions of Clause 4.3.1

4.4	If AmpliPhi appoints a Sub-licensee for all or part of the Territory prior to any milestone set forth in Clause 4.2, it will pay to Leicester for the first of each milestone the greater of the milestone payments set out in Clause 4.2 or the following percentages of any Sub-licence Revenue received by AmpliPhi from the Sub-licensee for the attainment of such milestone, based on the date of payment to AmpliPhi.

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

If the Sub-licence Revenue is received after:	Percentage
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]

For clarity, milestone payments will be due only once for the first Licensed Product to attain such milestone, regardless of how many other Licensed Products attain such milestones.

4.5	For any sales of Licensed Products by a Sub-licensee, AmpliPhi will pay Leicester a royalty equal to [*****] of all royalty payments received by AmpliPhi from its Sub-licensees relating to the Licensed Products. For clarity, such payments are in lieu of any obligation of AmpliPhi to make payments pursuant to Clause 4.3 with respect to Licensed Product sales by a Sub-licensee.

4.6	AmpliPhi will pay to Leicester the following minimum annual fee:

4.6.1	[*****] on the first Anniversary;

4.6.2	[*****] on the second Anniversary; and

4.6.3	[*****] on the third Anniversary.

Such minimum fees shall reduce milestone payments 1, 2 and 3 respectively and shall be payable on the relevant Anniversary irrespective of whether the relevant milestone has been reached.

4.7	If the fees set out at Clauses 4.1 - 4.6 are not, in accordance with Schedule 3, paid and remain unpaid for more than 30 days after written notice to AmpliPhi, Leicester may, at its sole discretion, terminate AmpliPhi's exclusivity or treat non-payment as a material breach of this Agreement.

4.8	AmpliPhi will make the payments in accordance with Schedule 3.

4.9	All sums due under this Agreement:

4.9.1	are exclusive of Value Added Tax which, where applicable, will be paid by AmpliPhi to Leicester;

4.9.2	will be paid in pounds sterling to the account of the University of Leicester at Barclays Bank plc, details of which are outlined in Schedule 3;

4.9.3	will be made by the Due Date (as set out in Schedule 3), failing which Leicester may charge interest on any outstanding amount on a daily basis under the Late Payment of Commercial Debts (Interest) Act 1998; and

4.9.4	will be made without deduction of income tax or other taxes, charges or duties.

4.10	AmpliPhi will prepare and submit financial reports summarising income due to Leicester at the frequency and in the form set out in Schedule 3.

4.11	AmpliPhi will keep at its normal place of business all information used to calculate payments due to Leicester under this Agreement including detailed and up to date records and accounts showing the quantity, description and value of Licensed Products sold by AmpliPhi, and the amount of sub-licensing revenues received by it in respect of Licensed Products, on a country by country basis. AmpliPhi will keep these records separate or otherwise make them extractable easily from its other business records and will not dispose of them until after the fifth anniversary of their creation.

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

4.12	AmpliPhi will make the information set out in Clause 4.11 available, on reasonable notice, for audit during business hours by Leicester’s duly authorised representative for the purpose of verifying the accuracy of any report given by AmpliPhi to Leicester under this Clause 4. Leicester’s representative will be required to keep confidential all information learnt during any such inspection. Leicester will be responsible for the representative's professional charges unless the representative certifies that there is an inaccuracy of more than five per cent (5%) in any financial statement, in which case AmpliPhi will pay the representative’s charges in respect of that inspection. AmpliPhi will pay any underpayment reported by the representative within 30 days of receipt of Leicester's invoice. In addition, any underpayment reported by Leicester’s representative will be treated as a late payment and as such will incur interest under Clause 4.9.3.

4.13	AmpliPhi will ensure that Leicester has the same rights as those set out in Clauses 4.11 and 4.12 in respect of any Sub-licensees pursuant to this Agreement.

5	Commercialisation obligations and reports

5.1	AmpliPhi will diligently develop and commercially exploit the Licensed Technology.

5.2	AmpliPhi will send Leicester an updated, written development plan, within 30 days of each Anniversary, covering as a minimum the 12 months preceding the Anniversary and the 12 months following. The report will show:

5.2.1	the projected and actual dates of first commercial sale;

5.2.2	milestone progression (dates for projected and achieved milestones); and

5.2.3	all past, current and projected activities taken or to be taken by AmpliPhi to bring Licensed Products to market and maximise the sale of Licensed Products in the Territory.

5.3	Leicester’s receipt or approval of any such plan will not be taken to waive or qualify AmpliPhi’s obligations under Clause 5.1.

5.4	AmpliPhi will ensure that, in using the Licensed Technology and in selling Licensed Products, it will comply with any Export Control Regulations.

6	Intellectual property

6.1	Leicester shall be responsible for and control patent prosecution and meet all patent prosecution costs (subject to reimbursement from AmpliPhi in accordance with Clause 4.1 and Schedule 3) relating to the Patents, provided that, if AmpliPhi wishes to cease funding an application or Patent in the whole or any part of the Territory, it will give ninety (90) days prior written notice to Leicester and on the expiry of such notice period, AmpliPhi will cease to be licensed for those parts of the Territory under the patent application or Patent identified in the notice. Leicester shall provide AmpliPhi copies of any correspondence related to patent prosecution and any submissions of new patent applications in each case at least two weeks before submission, and shall reasonably consider any comments of AmpliPhi thereto. If Leicester cannot provide copies at least two weeks in advance despite good faith efforts to do so, Leicester will make best endeavours to provide copies of such correspondence or submissions as soon as practicable to enable Ampliphi to comment prior to submission.

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

6.2	Each Party will inform the other Party promptly if it becomes aware of any infringement or potential infringement of any of the Patents.

6.3	Subject to Clause 6.4, Leicester will be entitled to take legal or other action against any third party to enforce the Patents at its sole expense. If the alleged infringement is both within and outside the Field and/or Territory, the Parties will co-operate with Leicester’s other licensees (if any) in relation to any such action.

6.4	Before starting legal action in accordance with Clause 6.3 or agreeing to any settlement, Leicester will consult with AmpliPhi and take its views into account about the advisability of the action or settlement, its effect on the public interest and how the action should be conducted. Any monetary recovery from any legal or other action will belong to Leicester.

6.5	If Leicester is unsuccessful in persuading the alleged infringer to desist or fails to have initiated an infringement action within six months of Leicester first becoming aware of the basis for such action, AmpliPhi will have the right to prosecute such infringement under its sole control and its sole expense, and any recovery obtained, less AmpliPhi's reasonable costs and expenses in securing it, will be deemed to be Net Sales Value, upon which AmpliPhi will pay Leicester a royalty in accordance with either Clause 4.3 or 4.5, depending on the nature of the payment. If obliged by a court of competent jurisdiction, Leicester agrees that it may be added as a party to such legal action, provided that AmpliPhi shall reimburse Leicester for its reasonable fees and expenses in connection with such joinder.

6.6	If any warning letter or other notice of infringement is received by a Party, or legal action is brought against a Party, alleging infringement of third party rights in the manufacture, use or sale of any Licensed Product or use of any Patents, that Party will promptly provide full details to the other Party, and the Parties will discuss the best way to respond.

6.7	Each Party will have the right but not the obligation to defend any action brought against it and will have the right to settle with such third party, provided that if any action or proposed settlement involves either Party making any statement, express or implied, concerning the validity of any Patent, the consent of the other Party must be obtained before taking such action or making such settlement.

7	Warranties and liability

7.1	AmpliPhi acknowledges that the Licensed Technology is at an early stage of development, that it is provided “as is” and specific results cannot be guaranteed. AmpliPhi will be exclusively responsible for the technical and commercial development and manufacture of Licensed Products and for incorporating any modifications or developments that may be necessary or desirable and for all Licensed Products sold or supplied.

7.2	AmpliPhi acknowledges that Leicester has not performed any searches or investigations into the existence of any third party rights, which may affect any of the Licensed Technology and that in entering into this Agreement it does not do so in reliance on any representation, warranty or other provision except as expressly provided by this Agreement.

7.3	Leicester makes no representations or warranties of any kind, express or implied, concerning the Licensed Technology including:

7.3.1	as to the satisfactory quality or fitness for a particular purpose;

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

7.3.2	as to the absence of latent or other defects, whether or not discoverable;

7.3.3	as to the validity or scope of the Patents; or

7.3.4	that the exploitation of the Licensed Technology or any Licensed Product will not infringe any patents or other intellectual property rights of a third party.

7.4	Except as expressly provided, all conditions, warranties or other terms implied by statute or common law are excluded from this Agreement to the fullest extent permitted by law.

7.5	Notwithstanding any other provisions in this Agreement, nothing in this Agreement shall exclude or limit either Party’s liability for the following:

7.5.1	death or personal injury resulting from negligence;

7.5.2	fraud or statements made fraudulently;

7.5.3	any other acts or omissions for which the governing law prohibits the exclusion or limitation of liability.

7.6	Save as provided in Clause 7.5, Leicester will not be liable for any loss of profit, loss of business, loss of goodwill, loss of savings, claims by third parties, loss of anticipated savings, indirect loss or consequential loss whatsoever and howsoever caused (even if caused by Leicester’s negligence and/or breach of contract and even if Leicester were advised that such loss would probably result).

7.7	Save as provided in Clause 7.5, Leicester will not be liable for any damages or expenses of whatsoever nature and howsoever arising (including in contract, tort, negligence or for breach of statutory duty or misrepresentation) in connection with any use of the Licensed Technology or the manufacture, use or sale of the Licensed Products or otherwise in connection with this Agreement or any relationships established by it.

7.8	Subject to Clause 7.5, Leicester’s total liability for any claims, losses, damages or expenses whatsoever and howsoever caused (even if caused by Leicester’s negligence and/or breach of contract) shall be limited for each event or series of linked events to a maximum sum equal to the total royalties paid by AmpliPhi to Leicester under the Agreement in the Year in which the liability first arose.

7.9	AmpliPhi will indemnify and keep indemnified Leicester in full against all direct, indirect or consequential liability, loss, damages, expenses, (including legal and other professional fees and expenses) claim or threatened claim arising from the use by AmpliPhi of the Licensed Technology or otherwise in connection with the manufacture, use or sale of or any other dealing in any of the Licensed Products by AmpliPhi.

8	Insurance

8.1	AmpliPhi will take out with a reputable insurance company and maintain at all times during the Term, commercially reasonable liability insurance including against loss of and damage to property (whether real or personal) and injury including death to persons arising out of or in connection with this Agreement and AmpliPhi’s use of the Licensed Technology and the use, sale of or any other dealing in any of the Licensed Products. Such insurances may be limited in respect of one claim and in aggregate (but will not be limited in any other respect) provided that such limit must be at least £3 million.

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

9	Duration and termination

9.1	This Agreement, and the licences granted hereunder, will come into effect on the Commencement Date and, unless terminated earlier in accordance with this Clause 9, will continue in force, on a country by country basis, until the later of:

9.1.1	the date on which all the Patents, or any supplementary protection certificates granted pursuant to patent term extensions or similar measures for extending patent life, have expired or been revoked without a right of further appeal; and

9.1.2	the fifteenth anniversary of the Commencement Date;

and on such date this Agreement and the licences granted hereunder will become fully paid, irrevocable and perpetual.

9.2	AmpliPhi may terminate this Agreement at any time on 60 days' notice in writing to Leicester.

9.3	Leicester may terminate this Agreement

9.3.1	forthwith by giving written notice to AmpliPhi if AmpliPhi commence(s) legal proceedings, or gives direct assistance to any third party to commence legal proceedings when not obliged to do so by law, regulation or government process, to challenge the validity or ownership of any of the Patents;

9.3.2	as provided in Clause 4.7.

9.3.3	if AmpliPhi or their Sub-licensee has not continued to make substantial commercial progress, and the Parties, entering in discussion in good faith, have not been able to identify feasible next steps to remedy the situation.

9.4	Without prejudice to any other right or remedy, either Party may terminate this Agreement at any time by written notice to the other Party, if:

9.4.1	the other Party has materially breached this Agreement and, in case of a remediable breach other than a persistent breach, has failed to remedy that breach within thirty days of the date of service of a written notice from the other Party specifying the breach and requiring that it be remedied; or

9.4.2	the other Party ceases to carry on business, is unable to pay its debts when they fall due, is declared bankrupt, or an order is made or a resolution passed for the winding up of that other Party or the appointment of an administrator, receiver, liquidator or manager of that other Party.

9.5	Upon termination of this Agreement pursuant to Clauses 9.2, 9.3 or 9.4:

9.5.1	AmpliPhi will be entitled to sell, use or otherwise dispose of (subject to payment of royalties under Clause 4.3) any unsold or unused stocks of the Licensed Products for a period of 6 months following the date of termination;

9.5.2	subject to Clause 9.5.1 above, AmpliPhi will:

9.5.2.1	no longer be licensed to use or otherwise exploit in any way, either directly or indirectly, the Patents, in so far and for as long as any of the Patents remains in force, or the Know-how or the Materials; and

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

9.5.2.2	will consent to the cancellation of any formal licence granted to it, or of any registration of it in any register, in relation to any of the Patents;

9.5.3	each Party will return to the other (or destroy at the other’s request) all Materials, Know-how and Confidential Information disclosed to it by the other and all materials containing any Confidential Information in its possession or control;

9.5.4	If no Sub-licence agreement is in place, upon Leicester’s request, the Parties will negotiate in good faith an agreement between them on reasonable commercial terms to enable Leicester to arrange for the further exploitation of the Licensed Technology and Licensed Products as they exist at the date of termination including to provide Leicester with all improvements, information, know-how and results created or developed by AmpliPhi or its sub-contractors or Sub-licensees;

9.5.5	any sub-licence granted by AmpliPhi shall be deemed to be a direct licence between the Sub-licensee and Leicester provided that Leicester’s obligation to the Sub-licensee are no greater than Leicester’s obligations to AmpliPhi.

9.6	If the Parties are unable to agree the terms of an agreement as described in Clause 9.5.4 they may initiate the procedure in Clause 21.

9.7	The expiry or termination of this Agreement does not affect any rights or obligations of either Party which have arisen or accrued up to and including the date of expiry or termination including the right to payment under this Agreement.

10	Force majeure

10.1	Notwithstanding any other provision of this Agreement, no Party need act if it is impossible to act due to force majeure, meaning any cause beyond its control (including war, riot, natural disaster, labour dispute, or law taking effect after the date of this Agreement). A Party affected by force majeure agrees to notify the other Party promptly after it determines that it is unable to act.

10.2	A Party has no responsibility or liability for any loss or expense suffered or incurred by the other Party as a result of its not acting for so long as the force majeure under Clause 10.1 continues. However, the non-performing Party agrees to make reasonable efforts to avoid or remove the circumstances giving rise to the force majeure and agrees to continue performance under this Agreement promptly when they are removed.

11	No partnership

11.1	Nothing in this Agreement shall create, imply or evidence any partnership or joint venture between the Parties or the relationship between them of principal and agent or employer and employee. Neither Party shall be bound by the acts or conduct of the other.

12	Further assurance

12.1	Each Party agrees to execute, acknowledge and deliver such further instruments, and do all further similar acts, as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

13	Publicity and trade marks

13.1	A Party may not make press or other announcements or releases relating to this Agreement or the transactions the subject of this Agreement without the approval of the other Party to the form and manner of the announcement or release unless and to the extent that the announcement or release:

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

13.1.1	is required to be made by law or by a stock exchange;

13.1.2	is made in the annual report of Leicester or one of its departments; or

13.1.3	is required by Leicester for reporting obligations to the Higher Education Funding Council for England (HEFCE).

13.2	AmpliPhi will not use and will procure that its Sub-licensees do not use the name, any adaptation of the name, any logo, trademark or other device of Leicester in any advertising, promotional or sales materials without prior written consent obtained from Leicester in each case, except that AmpliPhi may state that it is licensed by Leicester to use the Licensed Technology and to make and supply the Licensed Products.

14	Third Party Rights

14.1	The Parties to this Agreement do not intend that any of its terms will be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999 by any other party.

15	Entire Agreement

15.1	Each Party acknowledges that this Agreement, including its Schedules, contains the whole agreement between the Parties in respect of its subject matter and supersedes all prior arrangements, agreements and understandings between them relating to the subject matter.

16	Assignment

16.1	This Agreement shall not be assigned by either Party without the prior written consent of the other, such consent not to be unreasonably withheld or delayed.

17	Variation

17.1	Any variation to this Agreement shall be in writing and signed by authorised signatories for both Parties.

18	Severability

18.1	If any provision of this Agreement is declared void or unenforceable, such provision shall be severed from this Agreement, which shall otherwise remain in full force and effect.

19	Waiver

19.1	No failure, delay, relaxation or indulgence on the part of either Party in exercising or partial exercise of any right hereunder shall operate as a waiver of such rights.

20	Notices

20.1	Any notice, demand or communication in connection with this Agreement will be in writing and may be delivered by hand, first class post, Special Delivery post but not by email addressed to the recipient below (or another person which the recipient has notified in writing to the sender in accordance with this Clause 20.1, to be received by the sender not less than seven days before the notice is despatched).

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

20.1.1	For Leicester – to Technology Transfer, Enterprise and Business Development Office, University of Leicester, University Road, Leicester, LE1 7RH, UK;

20.1.2	For AmpliPhi – to Philip J Young, CEO AmpliPhi Biosciences 800 E. Leigh St Richmond, VA 23219, USA

20.2	The notice, demand or communication will be deemed to have been duly served:

20.2.1	if delivered by hand, at the time of delivery;

20.2.2	if delivered by first class post or Special Delivery post, 48 hours after being posted (excluding days other than business days in England).

20.3 The contacts for academic purposes will be:

20.3.1	For Leicester – to Dr Martha Clokie, Dept Infection, Immunity & Inflammation, University of Leicester, Maurice Shock Medical Sciences Building, University Road, Leicester, LE1 9HN, United Kingdom;

20.3.2	For AmpliPhi – to Philip J Young, CEO, AmpliPhi Biosciences, 800 E. Leigh St, Richmond, VA 23219, USA.

21	Disputes

21.1	All disputes will initially be referred by either Party to a representative of each Party responsible for the overall performance of this Agreement, who will meet as soon as reasonably practicable to discuss the dispute. If those representatives are unable to resolve the dispute after meeting, the dispute shall be referred to the Chief Executive Officer of AmpliPhi and the Director of the Enterprise and Business Development Office of Leicester. Such persons will meet within 20 working days and attempt to resolve the dispute.

21.2	If any dispute arises out of this Agreement which the Parties are unable to resolve within 5 working days of their meeting pursuant to Clause 21.1, the Parties will attempt to settle it by mediation in accordance with the Centre for Dispute Resolution (CEDR) Model Mediation Procedure.

21.3	To initiate a mediation a Party must give notice in writing to the other Party requesting a mediation (the ‘ADR Notice’) and send a copy of the ADR Notice to CEDR.

21.4	If there is any point in the conduct of the mediation (including nomination of the mediator) upon which the Parties cannot agree within 14 days from the date of the ADR Notice, CEDR will, at the request of either Party, decide that point for the Parties, having consulted with them.

21.5	The mediation will start not later than 28 days after the date of the ADR Notice.

21.6	Neither Party may commence any court proceedings in relation to any dispute arising out of this Agreement until they have attempted to settle it by mediation and such attempt has been unsuccessful, provided that nothing in this Agreement will prevent either Party seeking injunctive relief to prevent or stay a breach of any provision of this Agreement.

22	Governing Law

22.1	This Agreement is governed by English law and the Parties submit to the exclusive jurisdiction of the courts of England and Wales.

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 1

Patents

[*****]

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 2

Know-how and Materials

Know-how

[*****]

Materials

[*****]

Additional C. difficile strains and/or C. difficile specific phages from this list may be protected by Leicester through the filing of one or more additional patent applications and such patents shall be added to Schedule 1 of this Licence by written agreement between Leicester and AmpliPhi.

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 3

Financial

AmpliPhi will prepare and submit to Leicester biannual financial reports summarising income due to Leicester. Biannual reports will be received by Leicester within 30 days of the end of June and December respectively.

AmpliPhi will submit the report to:

Dr Julie Pratt

Licensing & Technology Commercialisation

Enterprise and Business Development Office

Fielding Johnson Building

University of Leicester

Leicester

LE1 7RH, UK

For royalties due on sale of Licensed Products reports will be submitted in the format shown below:

LICENSEE ROYALTY

Licensed Products	Licensor Product #	No. Sold	Royalty per unit (fixed price or %)	Retail Price	Country	Revenue (appropriate currency)	Exchange rate (NatWest rate at the end of each quarter)	Royalty (£)

SUB-LICENSEE ROYALTY

Licensed Products	Licensor Product #	No. Sold	Royalty per unit (fixed price or %)	Retail Price	Country	Revenue (appropriate currency)	Exchange rate (NatWest rate at the end of each quarter)	Royalty (£)

Leicester will issue invoices to AmpliPhi on or after:

i)	the Commencement Date for the up-front signing fee;
ii)	receipt of each biannual report for the royalties;
iii)	the milestones referred to in Clause 4 for the associated milestone payments;
iv)	the first, second and third Anniversaries for the minimum annual fees; and
v)	the dates Leicester incurs patent prosecution costs.

AmpliPhi will pay the amount thereon within 30 days of the date of invoice (“Due Date”) by electronic transfer to the following account:

Bank:	Barclays Bank

Address:	1-3 Haymarket Towers Humberstone Gate Leicester LE1 1WA

Sort Code:	20-49-11
Account Number:	00072583
IBAN:	GB73BARC20491100072583
SWIFT:	BARC GB22

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Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

This Licence has been entered into by the Parties on the date stated at the beginning.

Signed	Signed

Authorised Signature for and on behalf of University of Leicester	Authorised Signature for and on behalf of AmpliPhi Biosciences Corporation

Name Dr Chris Jones	Name

Position Head of Research Commercialisation	Position

Dated	Dated

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